Exhibit 10.3

Execution Version

Rexford Industrial Realty, L.P.
Rexford Industrial Realty, Inc.

Second Amendment
Dated as of June 16, 2017

to

Note Purchase and Guarantee Agreement
Dated as of July 16, 2015

Re:

$100,000,000

4.29% Guaranteed Senior Notes due August 6, 2025

Second Amendment to Note Purchase and Guarantee Agreement

This Second Amendment dated as of June 16, 2017 (this “Second Amendment”) to that certain Note Purchase and Guarantee Agreement dated as of July 16, 2015 is by and among Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Issuer”), Rexford Industrial Realty, Inc., a Maryland corporation and the sole general partner and a limited partner of the Issuer (the “Parent Guarantor,” and together with the Issuer, the “Constituent Companies” and individually, a “Constituent Company”), each Subsidiary Guarantor signatory hereto (the “Subsidiary Guarantors”), and each of the institutional investors listed on the signature pages hereto (collectively, the “Noteholders”).
Recitals:

A.    Whereas, the Constituent Companies and each of the Noteholders have heretofore entered into that certain Note Purchase and Guarantee Agreement dated as of July 16, 2015, as amended by that certain First Amendment to Note Purchase and Guarantee Agreement dated as of June 30, 2016 (as so amended, the “Original Note Agreement”);
B.    Whereas, the Issuer has heretofore issued $100,000,000 aggregate principal amount of its 4.29% Guaranteed Senior Notes due August 6, 2025 (the “Notes”), and the Parent Guarantor has unconditionally and irrevocably guaranteed the obligations of the Issuer under the Original Note Agreement and the Notes, in each case pursuant to the Original Note Agreement, and the Subsidiary Guarantors have unconditionally and irrevocably guaranteed the obligations of the Issuer under the Original Note Agreement and the Notes pursuant to that certain Subsidiary Guaranty Agreement dated as of July 16, 2015 (as supplemented prior to the date hereof and as otherwise amended, supplemented, restated or otherwise modified from time to time, the “Subsidiary Guaranty Agreement”);
C.    Whereas, the Noteholders are the holders of 100% of the outstanding principal amount of the Notes;
D.    Whereas, capitalized terms used herein shall have the respective meanings ascribed thereto in the Original Note Agreement unless herein defined or the context shall otherwise require; and
E.    Whereas, all requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
Now, therefore, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Constituent Companies, the Subsidiary Guarantors and the Noteholders do hereby agree as follows:

SECTION 1.	Amendments.

1.1.     Section 10.6 of the Original Note Agreement shall be and hereby is amended in its entirety to read as follows:

Section 10.6.    Investments. The Constituent Companies will not, and will not permit any Subsidiary to, make any Investments, except:

(a)    Investments held by either Constituent Company or any Subsidiary on the Execution Date and listed on Schedule 10.6;
(b)    Investments held by either Constituent Company or any Subsidiary in the form of cash or cash equivalents;
(c)    advances to officers, directors and employees of either Constituent Company or any Subsidiary in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(d)    Investments of either Constituent Company or any Subsidiary in any Constituent Company or Subsidiary;
(e)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(f)    Investments in income producing Properties and assets incidental thereto (including Investments in Equity Interests of Persons who own such Properties and assets);
(g)    Investments in unimproved land holdings and construction in progress (including Investments in the Equity Interests of Persons who own such unimproved land holdings and construction in progress);
(h)    Investments in mortgages, mezzanine loans and notes receivable (including Investments in the Equity Interests of Persons who own such mortgages, mezzanine loans and notes receivable);
(i)    Investments in Unconsolidated Affiliates; and
(j)    additional Investments in an aggregate amount not to exceed $5,000,000.
1.2.     Clause (b) of Section 10.8 of the Original Note Agreement shall be and hereby is amended in its entirety to read as follows:

(b)    either Constituent Company or any Subsidiary may declare and make dividend payments or other distributions, and may make other Restricted Payments, in each case, payable solely in the common stock or other common Equity Interests of such Person or of the Parent Guarantor;
1.3.    Clause (d) of Section 10.8 of the Original Note Agreement shall be and hereby is amended in its entirety to read as follows:

(d)    the Issuer may make Restricted Payments to the Parent Guarantor and, to the extent corresponding distributions to other holders of its Equity Interests are required by its Organizational Documents, to such other holders of Equity Interests, in amounts sufficient to permit the Parent Guarantor to make, and the Parent Guarantor may make, Restricted Payments, for any 12-month period, not to exceed an amount equal to the greater of: (1) (i) 95% multiplied by (ii) Funds From Operations for such period and (2) the aggregate amount of Restricted Payments required to be made by the Parent Guarantor in order for it to (i) maintain its status as a REIT and (ii) avoid the payment of federal or state income or excise tax; provided that to the extent a Default or Event of Default shall have occurred and be continuing or would result from the making of such Restricted Payment by the Parent Guarantor (other than a Default or Event of Default specified in Section 11(g) or Section 11(h) or a Default or an Event of Default that has resulted in the Required Holders exercising their remedies under Section 12, in which case no Restricted Payments otherwise permitted under this clause (d) may be made), the Issuer may only make Restricted Payments to the Parent Guarantor and, to the extent corresponding distributions to other holders of its Equity Interests are required by its Organizational Documents, to such other holders of Equity Interests, in amounts sufficient to permit the Parent Guarantor to make, and the Parent Guarantor may make, Restricted Payments in the minimum amount required in order for the Parent Guarantor to (A) maintain its status as a REIT and (B) avoid the payment of federal or state income or excise tax;
1.4.    Clause (a) of Section 10.9 of the Original Note Agreement shall be and hereby is amended by deleting the reference to “four times” contained therein and replacing it with “two times”.

1.5.    Clause (b) of Section 10.9 of the Original Note Agreement shall be and hereby is amended by deleting the reference to “45%” contained therein and replacing it with “40%”.

1.6.    Clause (d) of Section 10.9 of the Original Note Agreement shall be and hereby is amended in its entirety to read as follows:

(d)    Minimum Tangible Net Worth. The Constituent Companies will not permit Tangible Net Worth, at any time, to be less than the sum of (1) $760,740,750, and (2) an amount equal to 75% of the net equity proceeds received by the Parent Guarantor after September 30, 2016 (other than any such proceeds that are received within 90 days before or after any redemption of Equity Interests of a Constituent Company permitted hereunder).
1.7.    Clause (f) of Section 10.9 of the Original Note Agreement shall be and hereby is amended in its entirety to read as follows:

(f)    Unencumbered Leverage Ratio. The Constituent Companies will not permit Total Unsecured Debt, as of the last day of any fiscal quarter of the Parent Guarantor, to be greater than 60% of Unencumbered Asset Value; provided that for the two consecutive quarters following any Significant Acquisition, the Unencumbered Leverage Ratio may exceed 60%, but it may not exceed 65%; provided further that such adjustment for any Significant Acquisition may only occur up to two times during the term of this Agreement. In addition to testing the foregoing covenant as of the last day of any fiscal quarter of the Parent Guarantor, such covenant shall also be tested on a pro forma basis, upon any incurrence or assumption of any Indebtedness by the Parent Guarantor and its Subsidiaries or any acquisition or Disposition of any direct or indirect interest in any Property (including through the acquisition or Disposition of Equity Interests) by the Parent Guarantor and its Subsidiaries, based upon the latest financial statements of the Parent Guarantor that have been delivered or were required to be delivered pursuant to Section 7.1(a) or (b) after taking into account such proposed incurrence, assumption, acquisition and/or Disposition).
1.8.    Section 15 of the Original Note Agreement shall be and hereby is amended by inserting a new Section 15.3 at the end thereof to read as follows:

Section 15.3.    FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Issuer, or to such other Person as may be reasonably requested by the Issuer, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Issuer necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Issuer to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Issuer to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 15.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Issuer is required to obtain such information under FATCA and, in such event, the Issuer shall treat any such information it receives as confidential.
1.9.     The definition of “Acceptable Ground Lease” contained in Schedule A to the Original Note Agreement shall be and hereby is amended in its entirety to read as follows:

“Acceptable Ground Lease” means each ground lease with respect to any Unencumbered Property executed by either Constituent Company or any Subsidiary, as lessee, (a) that has a remaining lease term (including extension or renewal rights) of at least 25 years, calculated as of the date such Property becomes an Unencumbered Property, (b) that is in full force and effect, (c) is transferable and assignable either without the landlord’s prior consent or with such consent, which, however, will not be unreasonably withheld or conditioned by landlord, and (d) pursuant to which (1) no default or terminating event exists thereunder, and (2) no event has occurred which but for the passage of time, or notice, or both would constitute a default or terminating event thereunder.
1.10.     The definition of “Adjusted EBITDA” contained in Schedule A to the Original Note Agreement shall be and hereby is amended in its entirety to read as follows:

“Adjusted EBITDA” means, as of any date, an amount equal to (a) the product of (1) EBITDA for the Parent Guarantor and its Subsidiaries for the last fiscal quarter of the most recently ended Calculation Period, multiplied by (2) four minus (b) the aggregate Annual Capital Expenditure Adjustment for all Properties owned or leased (as ground lessee) by the Parent Guarantor and its Subsidiaries as of the last day of such Calculation Period; provided that for purposes of this definition, in the case of any acquisition or Disposition of any direct or indirect interest in any Property (including through the acquisition or Disposition of Equity Interests) by the Parent Guarantor and its Subsidiaries after the first day of such fiscal quarter, EBITDA and the aggregate Annual Capital Expenditure Adjustment will be adjusted in a manner reasonably acceptable to the Required Holders (i) in the case of an acquisition, (A) by adding to EBITDA an amount equal to the acquired Property’s actual EBITDA (computed as if such Property was owned by the Parent Guarantor and its Subsidiaries for the entire fiscal quarter) generated during the portion of such fiscal quarter that such Property was not owned by the Parent Guarantor and its Subsidiaries, and (B) by treating such Property as being owned on the last day of such fiscal quarter, and (ii) in the case of a Disposition, (A) by subtracting from EBITDA an amount equal to the actual EBITDA generated by such Property so disposed of during such fiscal quarter (computed as if such Property was Disposed of by the Parent Guarantor and its Subsidiaries prior to the first day of such fiscal quarter) and (B) by treating such Property as not being owned on the last day of such fiscal quarter.
1.11.    The definition of “Capitalization Rate” contained in Schedule A to the Original Note Agreement shall be and hereby is amended in its entirety to read as follows:

“Capitalization Rate” means 6.25%; provided that if one or more Material Credit Facilities provides for a “capitalization rate” or similar rate that is higher than 6.25%, then the “Capitalization Rate” shall be the highest of such higher rates; provided, further, that if at any time the “capitalization rate” or a similar rate under a Material Credit Facility is modified, or included, to apply differently based on the type of property to which it applies, the applicable rate under this definition shall be similarly modified, or included, to apply differently based on the type of property to which it applies for so long as such rate shall remain in effect under such Material Credit Facility).
1.12.    The definition of “Fixed Charges” contained in Schedule A to the Original Note Agreement shall be and hereby is amended in its entirety to read as follows:

“Fixed Charges” means, for the Parent Guarantor and its Subsidiaries, on a consolidated basis, for any period, the sum (without duplication) of (a) Interest Expense required to be paid in cash during such period, plus (b) scheduled principal payments on account of Indebtedness of the Parent Guarantor and its Subsidiaries (excluding any balloon payments on any Indebtedness, but only to the extent that the amount of such balloon payment is greater than the scheduled principal payment immediately preceding such balloon payment), plus (c) Restricted Payments paid in cash (other than to the Parent Guarantor or Subsidiary) with respect to preferred Equity Interests of the Parent Guarantor and its Subsidiaries, plus (d) the amounts described in clauses (a) and (b) above of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest in such Unconsolidated Affiliate, all for such period; provided that Fixed Charges for any such period shall be adjusted on a pro forma basis in a manner reasonably acceptable to the Required Holders to reflect any Indebtedness incurred, assumed, repaid, retired or defeased, as the case may be, in connection with the acquisition or Disposition of any direct or indirect interest in any Property (including through the acquisition or Disposition of Equity Interests) by the Parent Guarantor and its Subsidiaries during such period as though such Indebtedness was incurred, assumed, repaid, retired or defeased, as the case may be, on the first day of such period.
1.13.    The definition of “Indebtedness” contained in Schedule A to the Original Note Agreement shall be and hereby is amended in its entirety to read as follows:

“Indebtedness” means, for any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments to the extent such instruments or agreements support financial, rather than performance, obligations;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables that are not past due for more than 90 days, unless such obligations are being contested in good faith);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    capital leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided, however, that preferred Equity Interests shall not be included as Indebtedness unless such Equity Interests are required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be determined in accordance with GAAP. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
1.14.    The definition of “Total Asset Value” contained in Schedule A to the Original Note Agreement shall be and hereby is amended in its entirety to read as follows:

“Total Asset Value” means, for the Parent Guarantor and its Subsidiaries, as of any date, the sum of (without duplication) the following: (a) an amount equal to (1)(i) the aggregate Net Operating Income from all Properties owned or leased (as ground lessee) by the Parent

Guarantor and its Subsidiaries for the then most recently ended Calculation Period, minus Net Operating Income attributable to all Properties that were sold or otherwise Disposed of during the then most recently ended Calculation Period minus (ii) the Annual Capital Expenditure Adjustment with respect to such Properties, divided by (2) the Capitalization Rate; provided that in no event shall the amounts calculated in this clause (a) for any Property be less than zero; plus (b) in the case of any Property that is owned or leased (as ground lessee) for more than one full fiscal quarter but less than four full fiscal quarters, at the Issuer’s election (which election shall be irrevocable) either (1) an amount equal to (i)(A) the Net Operating Income from such Property for the period from the first day of the first full fiscal quarter during which such Property was owned and operated through the end of the last fiscal quarter in the most recently ended Calculation Period, divided by the number of quarters in such period and multiplied by four minus (B) the Annual Capital Expenditure Adjustment with respect to such Property, divided by (ii) the Capitalization Rate, or (2) the aggregate undepreciated book value in accordance with GAAP of such Property; provided that in no event shall the amounts calculated in this clause (b) for any Property be less than zero; plus (c) the aggregate undepreciated book value in accordance with GAAP of all Properties owned or leased (as ground lessee) by the Parent Guarantor and its Subsidiaries for less than one full fiscal quarter and all unimproved land holdings, mortgage or mezzanine loans, notes receivable and/or construction in progress owned by the Parent Guarantor and its Subsidiaries; plus (d) without duplication of the amounts included in clauses (a), (b), and (c) above with respect to Unconsolidated Affiliates, the amounts described in clauses (a), (b), and (c) above of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest in such Unconsolidated Affiliate; plus (e) all Unrestricted Cash; provided that (I) the aggregate amount of Total Asset Value attributable to Investments in unimproved land holdings and construction in progress (including Investments in the Equity Interests of Persons who own such Properties and assets) shall be limited to 15% of Total Asset Value, (II) the aggregate amount of Total Asset Value attributable to Investments in mortgages, mezzanine loans and notes receivable (including Investments in the Equity Interests of Persons who own such mortgages, mezzanine loans and notes receivable) shall be limited to 15% of Total Asset Value, (III) the aggregate amount of Total Asset Value attributable to Investments in Unconsolidated Affiliates shall be limited to 30% of Total Asset Value and (IV) the aggregate amount of Total Asset Value attributable to Investments in unimproved land holdings and construction in progress (including Investments in the Equity Interests of Persons who own such Properties and assets), mortgages, mezzanine loans and notes receivable (including Investments in the Equity Interests of Persons who own such mortgages, mezzanine loans and notes receivable) and Unconsolidated Affiliates shall be limited to 35% of Total Asset Value, in each case with any such excess being excluded from the calculation of Total Asset Value.
1.15.    The definition of “Unencumbered Interest Coverage Ratio” contained in Schedule A to the Original Note Agreement shall be and hereby is amended in its entirety to read as follows:

“Unencumbered Interest Coverage Ratio” means, as of any date, the ratio of (a) Unencumbered NOI to (b) Unsecured Interest Expense; provided that (1) for purposes of clause (a) of this definition, in the case of any acquisition or Disposition of any direct or indirect interest in any Unencumbered Property (including through the acquisition or Disposition of Equity Interests) by the Parent Guarantor and its Subsidiaries during the most-recently ended Calculation Period, Unencumbered NOI will be adjusted in a manner reasonably acceptable to the Required Holders (i) in the case of an acquisition, by adding thereto an amount equal to the acquired Unencumbered Property’s actual Unencumbered NOI

(computed as if such Unencumbered Property was owned by the Parent Guarantor and its Subsidiaries for the entire Calculation Period) generated during the portion of such Calculation Period that such Unencumbered Property was not owned by the Parent Guarantor and its Subsidiaries, and (ii) in the case of a Disposition, by subtracting therefrom an amount equal to the actual Unencumbered NOI generated by such Unencumbered Property so disposed of during such Calculation Period (computed as if such Unencumbered Property was Disposed of by the Parent Guarantor and its Subsidiaries prior to the first day of such Calculation Period) and (2) for purposes of clause (b) of this definition, Unsecured Interest Expense for the most-recently ended Calculation Period shall be adjusted on a pro forma basis in a manner reasonably acceptable to the Required Holders to reflect any Unsecured Debt incurred, assumed, repaid, retired or defeased, as the case may be, in connection with the acquisition or Disposition of any direct or indirect interest in Unencumbered Property (including through the acquisition or Disposition of Equity Interests) by the Parent Guarantor and its Subsidiaries during such Calculation Period as though such Unsecured Debt was incurred, assumed, repaid, retired or defeased, as the case may be, on the first day of such Calculation Period.
1.16.    The definition of “Unsecured Interest Expense” contained in Schedule A to the Original Note Agreement shall be and hereby is amended in its entirety to read as follows:

“Unsecured Interest Expense” means, as of any date of determination, Interest Expense on the Total Unsecured Debt for the most recently ended Calculation Period.
1.17.    Schedule A to the Original Note Agreement shall be and hereby is amended by adding the following definition and inserting it in the proper alphabetical order:

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.
1.18.    Schedule 7.2(c) to the Original Note Agreement shall be and hereby is amended in its entirety to read as Schedule 7.2(c) to this Second Amendment.

SECTION 2.	Representation and Warranties of the Constituent Companies.

2.1.    To induce the Noteholders to execute and deliver this Second Amendment, each of the Constituent Companies represents and warrants to the Noteholders (which representations shall survive the execution and delivery of this Second Amendment) that:

(a)this Second Amendment has been duly authorized, executed and delivered by such Constituent Company, and the Original Note Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligation, contract and agreement of each Constituent Company enforceable against each Constituent Company in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(b)this Second Amendment has been duly authorized, executed and delivered by each Subsidiary Guarantor, and after giving effect to this Second Amendment, the Subsidiary Guaranty Agreement constitutes the legal, valid and binding obligation, contract and agreement of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(c)the execution and delivery of this Second Amendment and the performance by each Constituent Company of the Original Note Agreement, as amended by this Second Amendment, will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Constituent Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which either Constituent Company or any Subsidiary is bound or by which either Constituent Company or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to either Constituent Company or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Constituent Company or any Subsidiary; and
(d)immediately before and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing.

SECTION 3.Conditions to the Effectiveness of this Second Amendment.

3.1.    Upon satisfaction of each and every one of the following conditions, this Second Amendment shall become effective:

(a)executed counterparts of this Second Amendment, duly executed by each Constituent Company, each Subsidiary Guarantor and the Required Holders, shall have been delivered to the Noteholders;
(b)the representations and warranties of the Constituent Companies and the Subsidiary Guarantors set forth in Section 2 hereof are true and correct on and with respect to the date hereof; and
(c)the Issuer shall have paid the fees and expenses of Schiff Hardin LLP, special counsel to the Noteholders, in connection with negotiation, preparation, execution and delivery of, this Second Amendment, to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to such date.

SECTION 4.Reaffirmation of Subsidiary Guaranty Agreement.

4.1.    By their execution and delivery hereof, the undersigned Subsidiary Guarantors hereby acknowledge and agree to this Second Amendment and reaffirm the Subsidiary Guaranty Agreement given in favor of each Noteholder and their respective successors and permitted assigns.

SECTION 5.Miscellaneous.

5.1.    This Second Amendment shall be construed in connection with and as part of the Original Note Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Original Note Agreement are hereby ratified and shall be and remain in full force and effect.

5.2.    Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Original Note Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

5.3.    The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

5.4.    This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Second Amendment by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Second Amendment.

5.5.    This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

[Signature Pages Follow]

The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

REXFORD INDUSTRIAL REALTY, L.P.,
as Issuer

By:	REXFORD INDUSTRIAL REALTY, INC.,
a Maryland corporation,
its General Partner

By:	/s/ Michael Frankel
Name: Michael Frankel
Title: Co-CEO

REXFORD INDUSTRIAL REALTY, INC.,
as Parent Guarantor

By:	/s/ Michael Frankel
Name: Michael Frankel
Title: Co-CEO

SUBSIDIARY GUARANTORS:

REXFORD INDUSTRIAL - HINDRY, LLC
REXFORD INDUSTRIAL - INDUSTRY WAY, LLC
REXFORD INDUSTRIAL - SDLAOC, LLC

By:	REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership,
its Sole and Managing Member

	By:	REXFORD INDUSTRIAL REALTY, INC.,
a Maryland corporation,
its General Partner

	By:	/s/ Adeel Khan
Name: Adeel Khan
Title: Chief Financial Officer

[Signature Page to Second Amendment to Note Purchase and Guarantee Agreement]

REXFORD INDUSTRIAL - 228TH STREET, LLC
REXFORD INDUSTRIAL - VANOWEN, LLC
RIF I - MONROVIA, LLC
RIF I - MULBERRY, LLC
RIF I - VALLEY BLVD., LLC
RIF II - BLEDSOE AVENUE, LLC
RIF II - CROCKER, LLC
RIF II - EASY STREET, LLC
RIF II - FIRST AMERICAN WAY, LLC
RIF II - LA JOLLA SORRENTO BUSINESS PARK, LLC
RIF II - ORANGETHORPE, LLC
RIF II - ORANGETHORPE TIC, LLC
RIF II - PIONEER AVENUE, LLC
RIF III - 157TH STREET, LLC
RIF III - ARCHIBALD, LLC
RIF III - AVENUE STANFORD, LLC
RIF III - BROADWAY, LLC
RIF III - EMPIRE LAKES, LLC
RIF III - IMPALA, LLC
RIF III - SANTA FE SPRINGS, LLC
RIF III - YARROW DRIVE, LLC
RIF III - YARROW DRIVE II, LLC
RIF IV - BURBANK, LLC
RIF IV - CENTRAL AVENUE, LLC
RIF IV - CORNERSTONE, LLC
REXFORD INDUSTRIAL – 3233 MISSION OAKS, LLC
REXFORD INDUSTRIAL – NELSON, LLC
REXFORD INDUSTRIAL – 301 N FIGUEROA, LLC

By:	REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership,
its Sole and Managing Member

By:	REXFORD INDUSTRIAL REALTY, INC.,
a Maryland corporation,
its General Partner

By:	/s/ Adeel Khan
Name: Adeel Khan
Title: Chief Financial Officer

[Signature Page to Second Amendment to Note Purchase and Guarantee Agreement]

RIF IV - EAST 46TH STREET, LLC
RIF IV - ENFIELD, LLC
RIF IV - GLENDALE, LLC
RIF IV - GRAND, LLC
RIF IV - HARBOR WARNER, LLC
RIF IV - LONG CARSON, LLC
RIF IV - NEWTON, LLC
RIF IV - POINSETTIA, LLC
RIF IV - SAN GABRIEL, LLC
RIF IV - WEST 33RD STREET, LLC
RIF V - 240TH STREET, LLC
RIF V - 3360 SAN FERNANDO, LLC
RIF V - ARROW BUSINESS CENTER, LLC
RIF V - ARROYO, LLC
RIF V - BENSON, LLC
RIF V - CALVERT, LLC
RIF V - CAMPUS AVENUE, LLC
RIF V - DEL NORTE, LLC
RIF V - GGC ALCORN, LLC
RIF V - GLENDALE COMMERCE CENTER, LLC
RIF V - GOLDEN VALLEY, LLC
RIF V - GRAND COMMERCE CENTER, LLC
RIF V - JERSEY, LLC
RIF V - MACARTHUR, LLC
RIF V - NORMANDIE BUSINESS CENTER, LLC
RIF V - ODESSA, LLC
RIF V - PARAMOUNT BUSINESS CENTER, LLC
RIF V - SHOEMAKER INDUSTRIAL PARK, LLC
RIF V - VINEDO, LLC
REXFORD INDUSTRIAL - 2980 SAN FERNANDO, LLC
REXFORD INDUSTRIAL - 9615 NORWALK, LLC
REXFORD INDUSTRIAL - ALTON, LLC

By:	REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership,
its Sole and Managing Member

By:	REXFORD INDUSTRIAL REALTY, INC.,
a Maryland corporation,
its General Partner

By:	/s/ Adeel Khan
Name: Adeel Khan
Title: Chief Financial Officer

[Signature Page to Second Amendment to Note Purchase and Guarantee Agreement]

REXFORD INDUSTRIAL - ICON, LLC
REXFORD INDUSTRIAL - GALE, LLC
REXFORD INDUSTRIAL - FAIRVIEW, LLC
REXFORD INDUSTRIAL - WESTERN, LLC
REXFORD INDUSTRIAL - HOLLAND, LLC

By:	REXR REIT HOLDINGS I, LLC
a Delaware limited liability company,
its Sole and Managing Member

By:	REXR REIT, INC.
a Delaware corporation
its Sole and Managing Member

By:	/s/ Adeel Khan
Name: Adeel Khan
Title: President and Treasurer

REXFORD INDUSTRIAL - HARBOR, LLC
REXFORD INDUSTRIAL - JURUPA, LLC
REXFORD INDUSTRIAL - STOWE, LLC

By:	REXR REIT HOLDINGS II, LLC
a Delaware limited liability company,
its Sole and Managing Member

By:	REXR REIT, INC.
a Delaware corporation
its Sole and Managing Member

By:	/s/ Adeel Khan
Name: Adeel Khan
Title: President and Treasurer

[Signature Page to Second Amendment to Note Purchase and Guarantee Agreement]

This Second Amendment is hereby accepted
and agreed to as of the date thereof.

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Aron Davidowitz
Name: Aron Davidowitz
Title: Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Aron Davidowitz
Name: Aron Davidowitz
Title: Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2)

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Aron Davidowitz
Name: Aron Davidowitz
Title: Senior Director

Principal Amount of Notes held by the above holders:
$50,000,000

[Signature Page to Second Amendment to Note Purchase and Guarantee Agreement]

This Second Amendment is hereby accepted
and agreed to as of the date thereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
C.M. LIFE INSURANCE COMPANY
MASSMUTUAL ASIA LIMITED
BANNER LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC as Investment Adviser

By:	/s/ Mark B. Ackerman
Name: Mark B. Ackerman
Title: Managing Director

Principal Amount of Notes held by the above holders:
$50,000,000

[Signature Page to Second Amendment to Note Purchase and Guarantee Agreement]

Schedule 7.2(c)

(See Attached)

Form of Unencumbered Property Report

Financial Statement Date: __________

To: The holders of Notes (as defined below)

Ladies and Gentlemen:

Reference is made to that certain Note Purchase and Guarantee Agreement dated as of July 16, 2015 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”), by and among Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Issuer”), Rexford Industrial Realty, Inc., a Maryland corporation and the sole general partner and a limited partner of the Issuer (the “Parent Guarantor,” and together with the Issuer, the “Constituent Companies” and individually, a “Constituent Company”), and each of the institutional investors named on Schedule A attached to said Note Purchase Agreement (collectively, the “Initial Purchasers”), providing for, among other things, the issue and sale by the Issuer to the Initial Purchasers of $100,000,000 aggregate principal amount of its 4.29% Guaranteed Senior Notes due August 6, 2025 (the “Notes”).

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [________________] of the Parent Guarantor, and that, as such, he/she is authorized to execute and deliver this Unencumbered Property Report to each of you on the behalf of the Parent Guarantor, for itself and on behalf of the Issuer, and that the information relating to the Unencumbered Properties set forth on Schedule 1 attached hereto is true and accurate on and as of the date of this Certificate.

[Signature Page Follows]

SCHEDULE 7.2(c)
(to Note Purchase and Guarantee Agreement)

In Witness Whereof, the undersigned has executed this Certificate as of __ ________, 20__.

REXFORD INDUSTRIAL REALTY, INC.,
as Parent Guarantor

By:
Its

S-7.2(c)-2
(to Note Purchase and Guarantee Agreement)

REXFORD INDUSTRIAL UNENCUMBERED PROPERTIES	Compliance Certificate Date	Capitalization Rate
%

Property	Acquisition Date	Purchase Price	Encumbered/ Unencumbered	Occupancy %	Rentable SQFT	NOI from Yardi	NOI Notes	Capitalized Value if Owned more than a Year	Assets Carried at Acquisition Cost	Total Portfolio Valuation	Capitalized Value for Unencumbered Properties if owned more than a year	Unencumbered Assets Carried at Acquisition Costs	Unencumbered Total Portfolio Valuation

TOTAL	TOTAL
Unencumbered
Encumbered
Unencumbered NOI

S-7.2(c)-3
(to Note Purchase and Guarantee Agreement)